Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F of our report dated November 10, 2025, relating to the consolidated financial statements of Semilux International Ltd. and its subsidiaries for the years ended December 31, 2024, 2023 and 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

November 10, 2025

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